Exhibit 99.1

Bellerophon Reports 2015 Third Quarter Operational and Financial Results

Phase 3 trial for Patients with PAH on track to start enrollment by year-end

Special Protocol Assessment (SPA) issued by FDA for Phase 3 program

Company plans to continue Phase 2 testing in COPD and initiate clinical testing in Idiopathic Pulmonary Fibrosis (IPF)

Hampton, NJ, November 12, 2015 —Bellerophon Therapeutics, Inc. (Nasdaq: BLPH), a clinical-stage biotherapeutics company, today reported operational and financial results for the third quarter ended September 30, 2015.

Jonathan Peacock, Chairman and Chief Executive Officer of Bellerophon Therapeutics, commented “We are on track to start enrollment this year in our Phase 3 program for patients suffering from Pulmonary Arterial Hypertension (PAH). We have finalized the protocol through a Special Protocol Assessment (SPA) with the FDA, which defines six minute walk distance compared to placebo after 16 weeks as the primary endpoint for approval of the therapy, and we have agreed to this protocol with the European Medicines Agency (EMA) through their Scientific Advice Working Party (SAWP) process. The Mark 2 INOpulse® delivery device is ready to be deployed in the program, providing much greater convenience and usability for patients compared to the device used in Phase 2. INOpulse has shown very encouraging results in Phase 2 for patients on long-term oxygen therapy whose disease is progressing despite taking one or more existing PAH therapies.

“We also plan to continue Phase 2 testing with patients suffering Pulmonary Hypertension associated with COPD (PH-COPD) and to commence clinical testing with patients suffering Pulmonary Hypertension associated with Idiopathic Pulmonary Fibrosis (PH-IPF). We should have results from these tests by the end of 2016.”

The PAH Phase 3 program will include two confirmatory clinical trials, undertaken either sequentially or in parallel.  A combined total of 450 patients are expected to be enrolled in these trials. Following the leadership team reorganization and restructuring of costs completed in September, the Company believes it has an experienced team and the cash resources to execute and complete the first of the two Phase 3 trials and the planned clinical testing in PH-COPD and PH-IPF.

Third Quarter 2015 Financial Results

For the third quarter of 2015, Bellerophon reported a net loss of $11.1 million, a 28% reduction compared to a net loss of $15.5 million in the third quarter 2014.  The decrease in net loss was primarily due to a reduction in research and development expenses pertaining to the Company’s development of Bioabsorbable Cardiac Matrix (BCM).

Research and development expenses for the third quarter of 2015 declined to $7.1 million from $11.6 million in the third quarter of 2014. The decrease was primarily due to reduced clinical activity related to BCM.

General and administrative expenses for the third quarter of 2015 increased to $4.3 million compared with $3.9 million for the third quarter of 2014, primarily driven by restructuring activities.

Financial Highlights

As of September 30, 2015, the Company had cash and cash equivalents of $23.9 million, restricted cash classified under current assets of $3.9 million, and marketable securities of $17.4 million.  Following its recent restructuring, the Company expects that its cash and cash equivalents, restricted cash and marketable securities as of September 30, 2015 will be sufficient to fund the first of two Phase 3 trials for INOpulse in PAH, as well as the planned testing in PH-COPD and PH-IPF.

On July 9, 2015, the Company amended its Transition Services Agreement with Mallinckrodt plc, which advanced the termination date of Mallinckrodt support services from February 9, 2016 to September 30, 2015. Pursuant to this amendment, during October 2015, the Company released $3.3 million held as restricted cash, from escrow, which is equal to the amount it deposited to pay transition service fees for the period from October 1, 2015 to February 9, 2016.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies at the intersection of drugs and devices that address significant unmet medical needs in the treatment of cardiopulmonary and cardiac diseases. The Company is currently developing two product candidates under its INOpulse program, a proprietary pulsatile nitric oxide delivery device. The first is for the treatment of pulmonary arterial hypertension (PAH), for which the Company intends to commence Phase 3 clinical trials in 2015, and the other for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD), which is in Phase 2 development. The Company is also planning to start testing the benefits of INOpulse for patients suffering from PH-IPF. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements about clinical development of our product candidates and expectations regarding the sufficiency of our cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Bellerophon Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share/unit and per share/unit data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Operating expenses:
Research and development	$7,090	$11,559	$25,036	$36,368
General and administrative	4,329	3,934	12,337	10,598
Total operating expenses	11,419	15,493	37,373	46,966
Other operating income	250	—	1,667	—
Loss from operations	(11,169)	(15,493)	(35,706)	(46,966)
Interest income	27	13	73	61
Pre-tax loss	(11,142)	(15,480)	(35,633)	(46,905)
Income tax benefit (expense)	—	—	—	—
Net loss	$(11,142)	$(15,480)	$(35,633)	$(46,905)

Weighted average shares/units outstanding:
Basic and diluted	12,911,905	7,897,143	12,012,002	7,898,041

Net loss per share/unit:
Basic and diluted	$(0.86)	$(1.96)	$(2.97)	$(5.94)

Bellerophon Therapeutics, Inc.

Condensed Consolidated Balance Sheet

(In thousands) (Unaudited)

	September 30, 2015	December 31, 2014

Assets

Current assets:
Cash and cash equivalents	$23,908	$16,815
Restricted cash	3,863	9,264
Marketable securities	17,391	—
Receivables - Due from Ikaria, Inc.	250	—
Prepaid expenses and other current assets	1,444	1,602
Total current assets	46,856	27,681

Restricted cash, non-current	457	1,548
Deferred transaction costs	—	2,466
Property and equipment, net	1,847	1,696
Total assets	$49,160	$33,391

Liabilities and Stockholders’ / Members’ Equity

Current liabilities:
Accounts payable	$934	$376
Accrued research and development	3,041	6,666
Accrued expenses	3,438	2,751
Due to Ikaria, Inc.	1,231	661
Total current liabilities	8,644	10,454
Total liabilities	8,644	10,454

Total stockholders’ / members’ equity	40,516	22,937

Total liabilities and stockholders’ / members’ equity	$49,160	$33,391

Contact
At Bellerophon:	At Rx Communications Group:
Amy Edmonds, Vice President	Melody Carey
Head of Clinical Operations & Administration	(917) 322-2571
(908) 574-4765	mcarey@rxir.com

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